Exhibit 2.1

CERTIFICATE OF OWNERSHIP AND MERGER

GECL Oklahoma, Inc., an Oklahoma corporation ("GECL Oklahoma") and Global Eco-Logical Services, Inc., a Florida corporation (“GECL Florida”), DO HEREBY CERTIFY:

FIRST:  That GECL Florida is the owner and holder of all of the issued and outstanding common stock of GECL Oklahoma;

SECOND:  That on March 11, 2002, the following resolutions were approved by the Board of Directors of GECL Florida pursuant to Section 607.1104 of the Florida Business Corporation Act, and by the Board of Directors of GECL Oklahoma pursuant to Section 1083 of the Oklahoma General Corporation Law:

"RESOLVED, that it is in the best interests of Global Eco-Logical Services, Inc., a Florida corporation ("GECL Florida"), to change its state of incorporation to the State of Oklahoma by merging within and into GECL Oklahoma, Inc., an Oklahoma corporation ("GECL Oklahoma") and wholly-owned subsidiary of GECL Florida, with each holder of common stock of GECL Florida receiving an identical number of the same class of securities in GECL Oklahoma having the same rights, privileges and preferences as such securities currently have in GECL Florida;

RESOLVED, that GECL Florida shall merge with and into GECL Oklahoma (hereinafter, the "Merger"), with GECL Oklahoma being the surviving corporation in such merger, with GECL Oklahoma assuming all of GECL Florida's debts, liabilities and obligations, and with the effective date of said Merger being the date of filing of a Certificate of Ownership and Merger with the State of Oklahoma pursuant to Section 1083 of the Oklahoma General Corporation Law and Articles of Merger with the State of Florida pursuant to Section 607.1104 of the Florida Business Corporation Act;

RESOLVED, that as of the close of business on the effective date of the Merger, a) each share of common stock of GECL Florida shall be convertible into one shares of common stock of GECL Oklahoma, and b) each option, warrant or other instrument convertible or exchangeable into shares of common stock of GECL Florida shall become automatically convertible into an  equivalent number shares of common stock of GECL Oklahoma on the effective date of the Merger;

RESOLVED, that after the effective date of the Merger, all of the outstanding certificates which immediately prior thereto represented shares of stock of GECL Florida shall be deemed for all purposes to evidence ownership of and to represent the shares of GECL Oklahoma, as the case may be, into which the shares of stock of GECL Florida represented by such certificates have been converted as herein provided and shall be so registered on the books and records of GECL Oklahoma and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to GECL Oklahoma or its transfer agent, have and be entitled to exercise any voting and other rights with respect to,

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and to receive any dividends and other distributions upon, the shares of stock of GECL Oklahoma, as the case may be, evidenced by such outstanding certificate, as above provided;"

THIRD: That the above-described merger was approved by the Board of Directors of GECL Oklahoma in accordance with the provisions of Section 1083 of the General Corporation Law of the State of Oklahoma, shareholder approval not being required thereunder.

FOURTH: That the above-described merger was adopted, approved, certified, executed and acknowledged by GECL Florida (parent corporation) in accordance with the provisions of Section 607.1104 of the Florida Business Corporation Act.

FIFTH: That the capital of GECL Oklahoma shall not be reduced under or by reason of the merger described above.

IN WITNESS WHEREOF, GECL Oklahoma and GECL Florida have caused this Certificate of Ownership and Merger to be signed by an authorized officer of each this 11th day of March 2002.

Global Eco-Logical Services, Inc., a Florida corporation /s/ William L. Tuorto By: _____________________________ Name: William L. Tuorto Title: Chief Executive Officer	GECL Oklahoma, Inc., an Oklahoma corporation /s/ William L. Tuorto By: ____________________________ Name: William L. Tuorto Title: Chief Executive Officer
ATTEST: /s/ Greg Davis By: ____________________________ Name: Greg Davis Title: Secretary	ATTEST: /s/ Greg Davis By: ____________________________ Name: Greg Davis Title: Secretary

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